                                                                 EXHIBIT 21.1

         SUBSIDIARIES OF FINLAY ENTERPRISES, INC.                                    JURISDICTION
         ----------------------------------------                                    ------------

         Finlay Fine Jewelry Corporation                                             Delaware
         Finlay Jewelry, Inc.                                                        Delaware
         Finlay Merchandising & Buying, Inc.                                         Delaware
         Sonab Holdings, Inc.                                                        Delaware
         Sonab International, Inc.                                                   Delaware
         Societe Nouvelle D'Achat de Bijouterie - S.O.N.A.B.                         France
         eFinlay, Inc.                                                               Delaware